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                                                                      EXHIBIT 11


Iridium LLC
Exhibit 11 Supporting Calculations


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
                                                                                                     THREE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                       MARCH 31,

                                                     1994           1995           1996               1996          1997
                                                  ----------     ----------     ----------         ---------    -----------
       Net Loss                                   14,834,000     23,645,000     73,598,000         7,663,000     35,928,000
       Pref. Dividend Requirement                          -              -      3,652,000                 -      2,291,000
                                                  ----------     ----------     ----------         ---------    -----------
       Net Loss for Class 1 Interests             14,834,000     23,645,000     77,250,000         7,663,000     38,219,000
                                                  ----------     ----------     ----------         ---------    -----------
       Average # of Class 1 Interests O/S            520,537      1,175,505      1,601,541         1,566,736      1,611,147
       Fully Diluted Adjustments:

          Subscribed but not issued                  609,787        412,273          5,779            29,104              -
          Assumed Ex. of Options/Warrants              6,979         12,258         65,839            20,279        131,178
          Assumed Conversion Series A/2                    -              -         10,693                 -         11,594
                                                  ----------     ----------     ----------         ---------    -----------
       AVG. O/S, full dilution                     1,137,303      1,600,036      1,683,852         1,616,119      1,753,919
       NEW LOSS PER CLASS 1 INTEREST
       Primary                                         28.50          20.11          48.23              4.89          23.72
       Fully Diluted                                   13.04          14.78          45.88              4.74          21.79
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